Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Tempo Automation Holdings, Inc.

San Francisco, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-269874) of Tempo Automation Holdings, Inc. of our report dated April 17, 2023, relating to the consolidated financial statements, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

San Jose, California

April 17, 2023